Exhibit 99.1

Craig Burton
6204 Beaver Run
Jamesville, NY 13078

April 25, 2014

Board of Directors
Classic Rules Judo Championships, Inc.

Gentlemen:

I hereby resign my position as Chief Executive Officer, of the Company, effective at 3:15 P.M., April 25, 2014. I will continue to serve as Secretary, Chief Financial Officer, Chief Accounting Officer and Director. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/Craig Burton
Craig Burton, Secretary, Chief Financial Officer, Principal Accounting Officer